CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference on Form S-8 of our report dated September 20, 1999 with respect to consolidated financial statements of One World Online.com, Inc. included in the Annual Report on Form 10-KSB for the year ended June 30, 1999.

                                                              TANNER + CO.

Salt Lake City, Utah
August 24, 2000